UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2014

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Howard Street, Suite 300, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 14, 2014, Glu Mobile Inc. ("Glu") completed its previously announced acquisition of PlayFirst, Inc. ("PlayFirst") pursuant to the Agreement and Plan of Merger, dated as of April 30, 2014 , among Glu, PlayFirst, Midas Acquisition Corp. ("Sub") and Fortis Advisors LLC, as Stockholders’ Agent (the "Merger Agreement"). At the closing of the transaction (the "Closing"), Sub merged with and into PlayFirst in a statutory reverse triangular merger (the "Merger"), with PlayFirst surviving the Merger as a wholly owned subsidiary of Glu.

Following the Closing, after taking into account a net working capital adjustment, Glu will issue a total of 2,954,659 shares of Glu’s common stock (the "Shares"), of which 1,500,000 Shares will be held back by Glu for 24 months to satisfy indemnification claims under the Merger Agreement (the "Holdback"). In addition, at the Closing Glu assumed approximately $3.55 million of PlayFirst debt.

Subject to the Holdback, 1,510,018 Shares will be issued to certain holders of notes issued by PlayFirst, 443,199 Shares will be issued to certain PlayFirst employees pursuant to an Employee Retention Bonus Plan, and the remainder of the Shares will be issued to the former holders of PlayFirst Series C Preferred Stock. All outstanding PlayFirst Common Stock, Series A Preferred Stock, Series B Preferred Stock, stock options and warrants were cancelled at the Closing.

Glu issued the shares of Glu common stock described above in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Glu’s Current Report on Form 8-K filed on May 2, 2014.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 2.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Glu intends to amend this report to file the required financial statements reflecting the acquisition of PlayFirst no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

Glu intends to amend this report to file the required financial statements reflecting the acquisition of PlayFirst no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

May 20, 2014	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President, General Counsel and Secretary